UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2015 (July 8, 2015)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54515	68-0680859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

641 Lexington Ave

Suite 1526

New York, NY 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 212.634.6462

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Hillair Financing

On July 8, 2015 (the “Closing Date”), Staffing 360 Solutions, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Hillair Purchase Agreement”), with Hillair Capital Investments L.P. (“Hillair” and together with its successors and assigns, the “Purchaser”), pursuant to which the Company issued to the Purchaser, for an aggregate subscription amount of $3,500,000 (the “Subscription Amount”) (i) 8% Senior Secured Convertible Debentures (the “Debentures”) in the aggregate principal amount of $3,920,000 (the “Principal Amount”), (ii) two warrants (an “A Warrant”, and a “B Warrant” and together, the “Warrants”) to purchase shares of the Company’s common stock (the “Common Stock”), par value $0.00001 per share and (iii) 1,250,000 shares of Common Stock (the “Financing”). The primary purpose of the Financing was to fund the Lighthouse Acquisition discussed in further detail under the subheading “Lighthouse Acquisition” below.

The Debentures accrue interest on the Principal Amount at a rate of eight percent (8%) per annum and have a maturity date of April 1, 2017. The Company shall make quarterly payments on any accrued interest beginning April 1, 2016 and shall make quarterly principal payments of $980,000 (together with payments on any accrued but unpaid interest and liquidated damages) to the Purchaser beginning July 1, 2016. At any time during the term of the Debenture, upon notice to the Purchaser, the Company may also, at its option, redeem all or some of the then outstanding principal amount of the Debenture by paying to the Purchaser an amount equal to one hundred twenty percent (120%) of the then outstanding principal amount of the Debenture, plus any accrued but unpaid interest and liquidated damages and other amounts due under the Debenture.

The Debentures are convertible into shares of Common Stock, at the election of the Purchaser, at any time prior to maturity, at a conversion price equal to $1.00 per share (subject to adjustment) (the “Debenture Conversion Price”).

The A Warrant and the B Warrant each entitle the Purchaser to purchase up to an aggregate number of shares of Common Stock equal to the Principal Amount divided by $1.00. The Warrants each have an initial exercise price equal to $1.00 per share (subject to adjustment). The A Warrant is exercisable for a term of five (5) years beginning on the Closing Date. The B Warrant is exercisable for a term beginning on the date that a Payment Breach (as defined below) occurs and ending on the five year anniversary of the Closing Date. If the Company makes all payments due and payable under the Debentures in a timely manner pursuant to the terms of the Debentures, then the Purchaser shall surrender the B Warrant to the Company for cancellation within three (3) Trading Days (as such term in defined in the Hillair Purchase Agreement) of the date on which the Debentures are repaid in full by the Company.

Pursuant to the Hillair Purchase Agreement, if the Company shall fail to timely make any payment due and payable under a Debenture and such breach is not cured by the Company within three (3) business days after the applicable payment due date (a “Payment Breach”), then (x) on the second (2nd) occurrence of any such Payment Breach, the exercise price of the B Warrant shall be reduced to $0.50 per share (subject to adjustment) and (y) on the third (3rd) occurrence of any such Payment Breach, the exercise price of the B Warrant shall be reduced to $0.30 per share (subject to adjustment).

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Additionally, from the Closing Date until such time that the Debentures are no longer outstanding, neither the Company nor any subsidiary of the Company shall make any issuance of Common Stock or Common Stock Equivalents (as such term is defined in the Hillair Purchase Agreement), at an effective price per share less than $1.00 (subject to adjustment). For so long as any Warrants remain outstanding, neither the Company nor any subsidiary of the Company shall make any issuance of Common Stock or Common Stock Equivalents involving a Variable Rate Transaction (as such term is defined in the Hillair Purchase Agreement). Also, for so long as the Debentures or any Warrants remain outstanding, if the Company desires to make any issuance of Common Stock or Common Stock Equivalents at an effective price per share less than $1.00 (subject to adjustment), the Company shall pay to the Purchaser, in cash, an amount equal to twenty percent (20%) of the Subscription Amount. Any issuance of Common Stock or Common Stock Equivalents pursuant to the foregoing sentence shall reduce the exercise price of each outstanding Warrant to the effective price per share of such new issuance.

Pursuant to the Hillair Purchase Agreement, the Company entered into a Security Agreement, by and among the Company, certain U.S. subsidiaries of the Company (such subsidiaries, the “Guarantors”) and the Purchaser, pursuant to which the Company’s obligations under the Hillair Purchase Agreement were secured by a second priority lien in favor of the Purchaser on all of the assets of the Company and the Guarantors and all equity interests held by the Company and the Guarantors. Also, the Company and the Guarantors entered into customary guaranty agreements to evidence the security interest in favor of the Purchaser.

Under the Hillair Purchase Agreement, the Company is subject to certain covenants, including the obligations of the Company to: (i) maintain registration of the Common Stock under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and timely file all reports under the Exchange Act until such time that the Purchaser no longer holds Debentures, Warrants, or shares of Common Stock issuable upon conversion or exercise (the “Securities”) thereof; (ii) allow the Purchaser to participate in certain issuances by the Company or its subsidiaries of its Common stock, Common Stock equivalents, or indebtedness, for a period of one (1) year following the Closing Date; (iii) maintain a reserve of Common Stock for issuance pursuant to the Hillair Purchase Agreement (iv) indemnify the Purchaser and their representatives for any breaches of the Company’s representations, warranties or covenants under the Hillair Purchase Agreement or ancillary documents; and (v) other customary covenants and obligations, for which the Company’s failure to comply may be subject to certain liquidated damages.

In connection with Hillair Purchase Agreement, the Company also entered into a Subordination Agreement (the “Subordination Agreement”), by and among the Company, the Purchaser, certain subsidiaries of the Company, and MidCap Funding X Trust, pursuant to which the parties thereto agree that the payment of any obligations of the Company to the Purchaser under the Debentures shall be subordinate to the payment of the Company’s obligations to MidCap Funding X Trust, as successor-by-assignment to Midcap Financial Trust, under those certain Credit and Security Agreements, entered into on April 8, 2015, which agreements the Company, certain subsidiaries of the Company, and MidCap Funding X Trust are a party to, previously filed with the Securities and Exchange Commission (the “SEC”) as exhibits 10.1 and 10.2 to Form 8-K, filed with the SEC on April 9, 2015.

Lighthouse Acquisition

On July 8, 2015, the Company entered into an Equity Purchase Agreement (the “Lighthouse Purchase Agreement”) with Lighthouse Placement Services, LLC, a Massachusetts limited liability company (“Lighthouse”) and each of Alison Fogel (“A. Fogel”) and David Fogel (“D. Fogel”), owners of all of the issued and outstanding membership interests of Lighthouse (each a “Seller” and together, the “Sellers”), pursuant to which the Company purchased from the Sellers one hundred percent (100%) of the issued and outstanding membership interests of Lighthouse (the “Acquisition”).

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In connection with the Acquisition, the Company paid to the Sellers an aggregate purchase price (the “Purchase Price”) of approximately $6.25 million, subject to adjustment after the closing as described below.

The Purchase Price was paid by the Company at the closing of the Acquisition by delivery of:

(i)	624,595 shares of Common Stock valued at $1.00 per share;

(ii)	an unsecured promissory note with a principal amount of $2,498,379, an interest rate of 6% per year and a term of three years (the “Three Year Note”);

(iii)	an unsecured promissory note with a principal amount of $624,595, an interest rate of 6% per year and a term of two years (“Two Year Note” and together with the Three Year Note, the “Promissory Notes”); and

(iv)	cash for the remaining amount (less amount used to pay for Transaction Expenses (as defined in the Lighthouse Purchase Agreement)).

In addition to the Purchase Price, the Sellers are entitled to receive from Lighthouse all of Lighthouse’s Net Working Capital and the Closing Accounts Receivable (each as defined in the Lighthouse Purchase Agreement) as of the Closing Date.

The Purchase Price is subject to a two-way adjustment after the closing to be trued up based on the actual audited trailing 12 month Adjusted EBTIDA (as defined in the Lighthouse Purchase Agreement) of Lighthouse as of June 30, 2015. The purchase price adjustment, whether an increase or decrease, will be paid in the same proportions as between Common Stock, Promissory Notes and cash as the Purchase Price that was paid by the Company at the closing (with a one-time payment by the appropriate party to catch-up on payments previously made under the Promissory Notes).

The shares of Common Stock issued to the Sellers pursuant to the Lighthouse Purchase Agreement are subject to lock-up restrictions for one year after the Closing (subject to early release upon the consummation of a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their equity holdings in Company for cash, securities or other property and with certain permitted transfers to family members and trusts for their benefit) and piggy-back registration rights. In the event that at the end of the lock-up period, the trailing 90 day volume-weighted average price of the Company’s Common Stock is less than $1.00 per share (subject to equitable adjustment), the Company will pay to the Sellers the shortfall for each share of Common Stock issued under the Lighthouse Purchase Agreement that is held by them at that time.

In the Lighthouse Purchase Agreement, the Sellers made customary representations and warranties to the Company concerning, among other matters, Lighthouse and its business, operations, organization, authorization, capitalization, subsidiaries, properties, employees, assets, liabilities and financial condition and their ownership interests in Lighthouse. The Company also made certain limited representations to the Sellers regarding, among other matters, its organization, authority and financial capacity. The representations and warranties generally survive for a period of 18 months after the closing, with certain fundamental representations and warranties surviving until 60 days after the expiration of the applicable statute of limitations and certain other fundamental representations and warranties surviving indefinitely..

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The parties also agreed to certain customary post-closing covenants, including those relating to confidentiality, publicity, litigation support, intellectual property agreements, tax matters and security clearances. The Company also agreed that while the Promissory Notes are outstanding, the Company will not prevent Lighthouse from being operated in the ordinary course of business and the Company will not take certain actions with respect to Lighthouse or its subsidiaries or their respective employees. The Sellers also provided a general release to Lighthouse for pre-closing matters.

The Sellers agreed to indemnify the Company and its representatives for any breaches of their or Lighthouse’s representations, warranties or covenants in the Lighthouse Purchase Agreement or ancillary documents, underestimation of indebtedness, transaction expenses or transaction bonuses, pre-closing taxes, claims by other holders of equity or rights to obtain equity or rate or other adjustments under government contracts. The Company agreed to indemnify the Sellers and their representatives for any breaches of the Company’s representations, warranties or covenants under the Lighthouse Purchase Agreement or ancillary documents. Indemnification claims for breaches of representations and warranties are subject to a $75,000 aggregate tipping basket and an indemnification cap of $1.5 million (except that certain fundamental representations and warranties are subject to a cap equal to the purchase price). At the Company’s election, it may offset any unpaid indemnification obligations of the Sellers against obligations owed by the Company to the Sellers under the Lighthouse Purchase Agreement or the ancillary documents, including obligations to deliver additional shares for the purchase price adjustment and payment obligations under the Promissory Notes, and has the right to claw back the shares of Common Stock issued to the Sellers under the Lighthouse Purchase Agreement if they fail to satisfy their indemnification obligations.

The Promissory Notes issued to the Sellers each bear interest on their outstanding principal at a rate of 6% per annum. The outstanding obligations under the Promissory Notes are convertible into shares of Common Stock at a conversion price per share (the “Conversion Price”) equal to the greater of (i) 80% of the trailing 90 day volume-weighted average price of the Company’s Common Stock as of the date of Seller’s delivery of the conversion notice and (ii) $1.00 (subject to equitable adjustment). Unless payments are otherwise suspended, as further described below, payments under the Promissory Notes will be made in quarterly installments. The quarterly installments under the Three Year Note will be paid for the first 8 quarters based on a straight-line 5 year amortization of principal and interest, and with the remaining principal and interest amortized over the remaining periods. The quarterly installments under the Two Year Note will be paid based on an equal amortization of the interest and principal over during the term of the Two Year Note. Payments under the Promissory Notes may be suspended for a quarter (a “Suspension Quarter”) in the event the Gross Profit (as defined in Promissory Notes) of Lighthouse for any trailing 12 month period is less than 85% of the trailing 12 month Gross Profit as of June 30, 2015, with a suspension in either of the last two quarters of the Promissory Note extending the maturity date of the applicable Promissory Note for up to an additional two quarters. If the Gross Profit for each of the two fiscal quarters immediately following such Suspension Quarter is less than 85% of the trailing 12 month Gross Profit as of June 30, 2015, the Sellers shall forfeit any rights to the quarterly installments to be paid for such Suspension Quarter (otherwise the quarterly installment for the Suspension Quarter will be paid in the fiscal quarter when such target it met along with the regular quarterly installment that is due). In the event of default, the Sellers may declare to be due and payable immediately all of the outstanding obligations under the Promissory Notes, including any suspended (but not yet forfeited) quarterly installments.

Pursuant to the terms of the Lighthouse Purchase Agreement, each Seller entered into an employment agreement with Lighthouse (the “Alison Fogel Employment Agreement” and “David Fogel Employment Agreement” and together, the “Employment Agreements”). The Alison Fogel Employment Agreement provides that A. Fogel will serve as the President of Lighthouse and the David Fogel Employment Agreement provides that D. Fogel will serve as the Vice President of Lighthouse, and the terms of the Employment Agreements are otherwise substantially identical.

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Each Employment Agreement has a term of 2 years (subject to an additional 1 year extension at the option of either party, provided that if the Company elects to extend both Employment Agreements, unless otherwise agreed by the Sellers only one of the Employment Agreements, as determined by the Sellers, will be extended). Under the Employment Agreements, each Seller will receive a salary of $100,000 per year, be eligible to receive an annual bonus, be entitled to participate in the Company’s equity incentive plan and be entitled to receive the same benefits provided to Lighthouse senior employees, which will be at least equivalent to those provided prior to the closing. In the event that an Employment Agreement is terminated either by the Company without Cause (as defined in each Employment Agreement) or by the applicable Seller for Good Reason (as defined in each Employment Agreement), then (i) the applicable Seller will receive severance in a lump sum amount equal to the greater of 1 year’s salary or the salary due for the remaining term of the Employment Agreement, (ii) the applicable Seller will be relieved of the non-competition provisions (but not the non-solicitation or other provisions) of the Non-Competition Agreement (as defined below) if the Company defaults on a Promissory Note which is not cured within 90 days of notice and (iii) the Gross Profit requirements for future quarters under such Seller’s portion of the Promissory Notes will be deemed satisfied and the Gross Profit target for determined whether the other Seller is entitled to receive their portion of the Promissory Notes will be reduced by 20%.

In connection with the Acquisition, the Sellers also agreed to a Non-Competition and Non-Solicitation Agreement in favor of the Company and Lighthouse (the “Non-Competition Agreement”). Pursuant to the terms of the Non-Competition Agreement, the Sellers agreed that until the later of (a) the 3rd anniversary of the Closing Date or (b) the 2nd anniversary of the date on which the applicable Seller is no longer an employee of Lighthouse or its present or future affiliates in any capacity, such Seller will not compete with Lighthouse in the Commonwealth of Massachusetts or any other market in which Lighthouse provides Competing Services (as defined in the Non-Competition Agreement). The Non-Competition Agreement also provides for non-solicitation of and non-interference with employees, customers and suppliers, non-disparagement and confidentiality provisions.

The foregoing summaries of the Debentures, A Warrant, B Warrant, Three Year Note, Two Year Note, Hillair Purchase Agreement, Security Agreement, Lighthouse Purchase Agreement, Alison Fogel Employment Agreement, David Fogel Employment Agreement and Non-Competition Agreement are qualified in their entirety by reference to the complete text of such agreements which are attached hereto as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 above with respect to the Acquisition is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above with respect to the Financing is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above with respect to the issuance of 1,250,000 shares of Common Stock, the sale of Debentures and Warrants to the Purchaser pursuant to the Hillair Purchase Agreement, and the issuance to the Sellers pursuant to the Lighthouse Purchase Agreement of (i) 624,595 shares of Common Stock and (ii) convertible promissory notes with an aggregate principal amount of $6,245,948, is incorporated herein by reference. Such issuances were undertaken in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder.

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Item 8.01.	Other Events.

On July 9, 2015, the Company issued a press release announcing the Financing, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K. Also, on July 13, 2015, the Company issued a separate press release announcing the Acquisition, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements of Lighthouse and the accompanying notes will be filed within 71 days after date on which this Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The unaudited Pro Forma Consolidation Financial Statements of the Company and the accompanying notes will be filed within 71 days after the date on which this Form 8-K is required to be filed.

(d)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description
4.1	Debenture issued pursuant to Securities Purchase Agreement
4.2	A Warrant issued pursuant to Securities Purchase Agreement
4.3	B Warrant issued pursuant to Securities Purchase Agreement
4.4	Three Year Note issued pursuant to Equity Purchase Agreement
4.5	Two Year Note issued pursuant to Equity Purchase Agreement
10.1	Securities Purchase Agreement, dated July 8, 2015, by and among the Company, Hillair Capital Investments L.P, and each purchaser identified on the signature pages thereto
10.2	Security Agreement, dated July 8, 2015, by and among the Company, certain U.S. subsidiaries of the Company, and each purchaser identified on the signature pages thereto
10.3	Equity Purchase Agreement, dated July 8, 2015, by and among the Company, Lighthouse Placement Services, LLC, and Alison Fogel and David Fogel
10.4	Employment Agreement, dated July 8, 2015, by and between Alison Fogel and Lighthouse Placement Services, LLC
10.5	Employment Agreement, dated July 8, 2015, by and between David Fogel and Lighthouse Placement Services, LLC
10.6	Non-Competition and Non-Solicitation Agreement, dated July 8, 2015, by Alison and David Fogel for the benefit of the Company and Lighthouse Placement Services, LLC
99.1	Press Release dated July 9, 2015
99.2	Press Release dated July 13, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 13, 2015

STAFFING 360 SOLUTIONS, INC.

By:	/s/ Brendan Flood
Brendan Flood Executive Chairman

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